Exhibit 10.124

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement (the “Amendment”) is entered into as of August 2, 2011 (the “Effective Date”), between Roger G. Stoll, Ph.D. (the “Executive”) and Cortex Pharmaceuticals, Inc. (the “Company”).

RECITALS

On October 29, 2002, the Company and the Executive entered into an Employment Agreement, which the parties subsequently amended on April 8, 2003, November 10, 2004, August 13, 2005, July 11, 2008, July 29, 2009 and August 13, 2010 (as amended, the “Agreement”).

The Executive is serving as the Company’s Executive Chairman pursuant to the terms of the Agreement, and the parties wish to amend the Agreement pursuant to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows effective as of the Effective Date. Except as otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Agreement.

1. Section 2 of the Agreement shall be amended in its entirety to read as follows:

“Term. The term of this Agreement shall expire on August 13, 2012, unless earlier terminated pursuant to the provisions of this Agreement or otherwise extended by mutual agreement of the Company’s Board of Directors and the Executive.”

2. Except as set forth herein, all other terms and conditions of the Agreement and its amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE

/s/ Roger G. Stoll
Roger G. Stoll, Ph.D.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ Mark A. Varney
Mark Varney, Ph.D., Chief Executive Officer